As filed with the Securities and Exchange Commission on February 9, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Viggle Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0637631
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification Number

902 Broadway, 11th Floor
New York, New York 10010
(212) 231-0092
(Address including zip code and telephone number, including area code, of registrant’s principal executive offices)

Robert F.X. Sillerman
Chairman and Chief Executive Officer
Viggle Inc.
902 Broadway, 11th Floor
New York, New York 10010
(212) 231-0092

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Dennis J. Block, Esq.
Joseph A. Herz, Esq.
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Tel: (212) 801-9200
Fax: (212) 801-6400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
	Amount	maximum	aggregate	Amount of
Title of each class of	to be	offering price	offering	registration
Securities to be registered	registered(1)	per unit	price (2)	fee(3)
Common stock, par value $0.001 per share	0	0	0	0
Preferred stock, par value $0.001 per share	0	0	0	0
Warrants(4)	0	0	0	0
Units(5)	0	0	0	0
Total			$40,000,000	$4,648.00

(1)
The registrant is registering an indeterminate number of shares of common stock, preferred stock, warrants to purchase common stock or preferred stock, and units with an aggregate initial offering price not to exceed $40,000,000. The securities registered also include such indeterminate amounts and numbers of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the antidilution provisions of any such securities.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $40,000,000.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities registered.

(4)	Includes warrants to purchase common stock and warrants to purchase preferred stock.

(5)
Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
(Subject to Completion, Dated February 9, 2015)
PROSPECTUS
$40,000,000
Viggle Inc.

Common Stock
Preferred Stock
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $40,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our common stock is traded on the NASDAQ Capital Market under the symbol “VGGL.” On February 6, 2015, the last reported sales price for our common stock was $2.20 per share. As of that date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $17,579,749 based on 16,556,881 shares of our outstanding common stock, of which approximately7,990,795 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock in any 12-month period so long as the aggregate market value of our common stock remains below $75,000,000.  As of the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar month period that ends on and includes the date of this prospectus. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.
The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 8, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”
The date of this prospectus is _____________, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $40,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.
The terms “Viggle,” the “Company,” “we,” “our” or “us” in this prospectus refer to Viggle Inc. and its subsidiaries, unless the context suggests otherwise.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including, but not limited to, the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

ABOUT VIGGLE
Overview

Viggle Inc. was incorporated in Delaware in July 1994, and was formerly known as Function (x) Inc, Function (X) Inc. and Gateway Industries, Inc.

Viggle makes entertainment more rewarding.

Viggle is a mobile and web-based entertainment marketing platform that uses incentives to make content consumption and discovery more rewarding for media companies, brands and consumers. Viggle helps guide consumers towards various forms of media consumption with television enhancement, music discovery, entertainment content publishing and distributed viewing reminders. Viggle helps consumers decide what to watch and when, broadens the viewing experience with real time games and additional content, and rewards viewers for being loyal to their favorite shows throughout a season, allowing them to earn points. For brands, Viggle provides advertising clients with targeted interactive ads to amplify their TV messaging to verified audiences. For media companies, Viggle delivers promotional benefits by driving viewers to specific shows, engaging them in a richer content experience, and increasing awareness of promoted shows through web, mobile and social channels.

Our content website, wetpaint.com, extends our promotional capabilities by reaching potential viewers before a TV show is broadcast and by allowing viewers to continue the conversation with additional show coverage after the broadcast date. We also have technology that helps consumers search for media and set reminders to watch their favorite TV shows and movies wherever they are offered.  In addition, we recently launched our music service, which allows consumers to check-in to songs on Viggle and also earn points. As a media company, we seek to attract a significant and growing audience in order to sell advertising. We believe that making entertainment more rewarding and engaging for consumers will drive them to use Viggle.

U.S. consumers can become Viggle users through a free App that works on multiple types of mobile phones and tablets and is distributed through the Apple App Store and the Google Play Store. After a consumer downloads the App, he or she must create an account. Viggle then allows consumers to play along with TV shows, share comments through social media, answer trivia questions or polls, discover more about the show, all while watching TV. Users can also use the App to discover new music. The App can listen to a song and identify it and allow users to build playlists and purchase the music. All of this activity earns users points they can redeem for real rewards.

Through Wetpaint, we report original news stories and publish information content covering top television shows, music, celebrities, entertainment news and fashion. Wetpaint publishes more than 100 new articles, videos and galleries each day. We generate revenues through Wetpaint by displaying advertisements to Wetpaint users as they view Wetpaint's content.

The Viggle user experience is simple. While watching TV or listening to music, a user taps the “check-in” button, which activates the device’s microphone. Viggle collects an audio sample of the content the user can hear and uses technology to convert that sample into a digital fingerprint. Within seconds, that digital fingerprint is matched against a database of reference fingerprints that are collected from approximately 175 English and Spanish television channels within the United States and over 20 million songs. We are able to verify TV check-ins across broadcast, cable, online, satellite, time-shifted and on-demand content as well as most songs cataloged on Apple’s iTunes music library. The ability to verify check-ins is critical because users are rewarded with points for each check-in and engagement (defined as an advertisement view, song match, web video view, poll, video quiz, game or slide show). Users can redeem the points within the rewards catalog for items that have a monetary value such as unique deals and offers, products, sweepstakes, charitable donations, select retail gift cards and Viggle-branded and other merchandise. Once a user has “checked-in” to content, the App provides a set of optional games, tools, and information to enhance the consumer experience.

Viggle points can be earned through six different activities within the App: WatchPoints (1 point for every minute a user is checked-in on Viggle TV), Bonus Points (added points for connecting with promoted content), Live Engagement Points (points earned for playing MyGuy, Viggle Live or other games), Streaks and Quests (added points for connecting with a series of shows or songs), Music Match Points (points earned for matching a song on Viggle), and Advertising Points (advertising revenue we share with our customers in the form of points). Viggle points can also be earned by engaging in entertainment content on Wetpaint's websites.

From the launch of the Viggle App on January 25, 2012, and through December 31, 2014, 8,193,287 users have registered for Viggle, of which we have deactivated 216,467 for a total of 7,976,820 registered users.  As of December 31, 2014, our members have checked-in to 451,944,633 TV programs and more than 105,000,000 songs and spent an average of 63 minutes and 31 seconds of active time within the Viggle App per session.  Over 715,114 users have tagged a song in the Viggle

App.

For the six months ended December 31, 2014 and 2013, we had net losses of $39,833,000 and $37,687,000, respectively. For the years ended June 30, 2014 and 2013, we had net losses of $68,436,000 and $91,403,000, respectively.

Our principal executive offices are located at 902 Broadway, 11th Floor, New York, NY 10010. Our telephone number is (212) 231-0092. Our website is located at www.viggle.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, and in documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into the applicable prospectus supplement and any related free writing prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. The prospectus supplement applicable to each offering of securities will contain additional information about risks applicable to an investment in us and our securities. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS
     Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and general corporate purposes and for repaying indebtedness or redeeming preferred stock, including indebtedness or preferred stock issued to Robert F.X. Sillerman, our Chairman and Chief Executive Officer or to Sillerman Investment Company III LLC, a company of which he is the sole member and manager. Additional information on the use of net proceeds from the sale of securities covered by this prospectus will be set forth in a prospectus supplement relating to the specific offering.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

·	the net tangible book value per share of our equity securities before and after the offering;

·	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers; and

·	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering.

DESCRIPTION OF COMMON STOCK

         We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share. As of February 6, 2015, we had 16,556,881 shares of common stock issued and outstanding. The following summary of the terms of our common stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions in our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, or DGCL.

General

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Corporate action to be taken by a stockholder vote may be authorized by the affirmative vote of a majority of the votes cast at a meeting of stockholders, or by written consent in lieu of a meeting, unless otherwise required by law.  In general, stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, declared from time to time by the directors out of legally available funds. We have never paid any cash dividends with respect to our common stock.

Transfer Agent and Registrar

 Our transfer agent and registrar is American Stock Transfer & Trust Company, LLC. Its mailing address is 6201 15th Avenue, Brooklyn, New York 11219, and its phone number is (718) 921-8206.

Listing

Our common stock is traded on the NASDAQ Capital Market under the symbol “VGGL”.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the DGCL concerning corporate takeovers. This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances. For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons. Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

·	the transaction in which the stockholder became an interested stockholder is approved by the board of directors prior to the date the interested stockholder attained that status;
·
upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

·
on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

DESCRIPTION OF PREFERRED STOCK

     We may issue up to 1,000,000 shares of our preferred stock, par value $0.001 per share, from time to time in one or more series, without further action by the stockholders. 100,000 shares of our preferred stock have been designated Series A Convertible Redeemable Preferred Stock, 50,000 shares of our preferred stock have been designated Series B Convertible Preferred Stock, and 100,000 shares of preferred stock have been designated as Series C Convertible Redeemable Preferred Stock.

         Our certificate of incorporation authorizes our Board of Directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the Board of Directors for each class or series of stock subject to the provisions of our certificate of incorporation. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

         Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of Viggle.

         A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

·	the title and stated or par value of the preferred stock;

·	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

·	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

·	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

·	the provisions for a sinking fund, if any, for the preferred stock;

·	any voting rights of the preferred stock;

·	the provisions for redemption, if applicable, of the preferred stock;

·	any listing of the preferred stock on any securities exchange;

·
the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

·	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

·	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Series C Convertible Redeemable Preferred Stock

As of the date of this prospectus, 3,000 shares of our preferred stock, consisting of shares of Series C Convertible Redeemable Preferred Stock, are outstanding. We issued the 3,000 shares of Series C Convertible Redeemable Preferred Stock to Sillerman Investment Company III LLC, or SIC III, a company affiliated with Mr. Sillerman, pursuant to a securities purchase agreement dated as of October 24, 2014. Pursuant to this securities purchase agreement, SIC III purchased 3,000 shares of Series C Convertible Preferred Stock on November 25, 2014, for a purchase price of $3,000,000. In connection with this purchase, and pursuant to the terms of the securities purchase agreement, we also issued SIC III warrants to purchase 150,000 shares of our common stock with an exercise price of $2.98.

The rights, preferences, privileges and restrictions of the shares of Series C Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof are summarized as follows:

•	The shares of Series C Convertible Redeemable Preferred Stock have a stated value of $1,000 per share.

•
Each holder of a share of Series C Convertible Redeemable Preferred Stock shall be entitled to receive dividends (“Dividends”) on such share equal to twelve percent (12%) per annum (the “Dividend Rate”) of the stated value before any Dividends shall be declared, set apart for or paid upon any junior stock or parity stock. Dividends on a share of Series C Convertible Redeemable Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the issuance date thereof, compound annually, be computed on the basis of a 360-day year consisting of twelve 30-day months and be convertible into common stock in connection with the conversion of such share of Series C Convertible Redeemable Preferred Stock.

•
Each share of Series C Convertible Redeemable Preferred Stock is convertible, at the option of the holders, on the basis of its stated value and accrued, but unpaid dividends, into shares of our common stock at a conversion price of $4.00 per common share.

•
We may redeem any or all of the outstanding Series C Convertible Redeemable Preferred Stock at any time at the then current Stated Value plus accrued Dividends thereon plus a redemption premium equal to the stated value multiplied by 6%. However, no premium shall be due on the use of up to 33% of proceeds of a public offering of common shares at a price of $5.00 or more per share.

•
We are required to redeem each Series C Convertible Redeemable Preferred Stock on the tenth business day immediately following the fifth anniversary of its issuance. However, we have no obligation to mandatorily redeem any shares of Series C Convertible Redeemable Preferred Stock at any time that (x) we do not have surplus under Section 154 of the DGCL or funds legally available to redeem all shares of Series C Convertible Redeemable Preferred Stock, (y) our capital is impaired under Section 160 of the DGCL or (z) the redemption of any shares of Series C Convertible Redeemable Preferred Stock would result in an impairment of our capital under Section 160 of the DGCL; provided, that if we are prohibited from redeeming the shares due to those limitations, we will redeem the shares as soon as possible after such restrictions are no longer applicable.

•
Upon a change of control of our company, each holder of Series C Convertible Redeemable Preferred Stock shall be entitled to require us to redeem from such holder all of such holder's shares of Series C Convertible Redeemable Preferred Stock so long as such holder requests such redemption in writing at least one business day prior to the consummation of such change of control. The redemption amount per share equals the stated value thereof plus accrued Dividends plus a change of control premium equal to the stated value multiplied 6%.

•
The shares of Series C Convertible Redeemable Preferred Stock are senior in liquidation preference to all shares of our capital stock unless otherwise consented to by a majority of the holders of shares of Series C Convertible Redeemable Preferred Stock.

•	The shares of Series C Convertible Redeemable Preferred Stock shall have no voting rights except as required by law.

•	The consent of the holders of a majority of the shares of Series C Convertible Redeemable Preferred Stock is necessary for us to amend the Series C certificate of designation.

The foregoing summary of the rights, privileges and restrictions of the Series C Convertible Redeemable Preferred Stock and the qualifications, limitations and restrictions thereof is qualified in its entirety by the Certificate of Designations of the Series C Convertible Redeemable Preferred Stock.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of preferred stock or common stock. As of February 6, 2015, we had warrants outstanding to purchase an aggregate of 1,542,920 shares of our common stock with a weighted-average exercise price of $21.98 per share.
Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants as exhibits to the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

·	the title of the warrants;

·	the aggregate number of the warrants;

·	the price or prices at which the warrants will be issued;

·	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

·	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

·	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

·	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

·	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

·	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

·	the minimum or maximum amount of the warrants that may be exercised at any one time;

·	information with respect to book-entry procedures, if any;

·	if appropriate, a discussion of Federal income tax consequences; and

·	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.
Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

·
The terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be held or traded separately;

·	a description of the terms of any unit agreement governing the units; and

·	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

·	the terms of the offering;

·	the names of any underwriters or agents;

·	the name or names of any managing underwriter or underwriters;

·	the purchase price of the securities;

·	any over-allotment options under which underwriters may purchase additional securities from us;

·	the net proceeds from the sale of the securities;

·	any delayed delivery arrangements;

·	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

·	any public offering price;

·	any discounts or concessions allowed or reallowed or paid to dealers;

·	any commissions paid to agents; and

·	any securities exchange or market on which the securities may be listed.
Sale Through Underwriters or Dealers
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents
We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Continuous Offering Program
Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Capital Market at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, or Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.
Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers that participate in the offer of our securities, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Viggle Inc. as of June 30, 2014 and 2013 and for each of the years in the two-year period ended June 30, 2014 appearing in Viggle Inc.’s Annual Report on Form 10-K for the year ended June 30, 2014, have been audited by BDO USA, LLP, Viggle Inc.’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Choose Digital, Inc. as of December 31, 2013 and 2012, and for years then ended, included in Viggle Inc.’s Form 8-K/A filed September 4, 2014, have been audited by BDO USA, LLP, independent auditors, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Wetpaint.com, Inc. as of December 31, 2012 and 2011, and for years then ended, included in Viggle Inc.’s Form 8-K/A filed January 10, 2014, have been audited by Moss Adams LLP, independent auditors, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Current report on Form 8-K/A filed with the SEC on January 10, 2014;

•	Our Annual Report on Form 10-K for the year ended June 30, 2014 filed with the SEC on September 29, 2014;

•	Our Quarterly Report on Form 10-Q for the period ended December 31, 2014 filed with the SEC on February 4, 2015;

•	Our Quarterly Report on Form 10-Q for the period ended September 30, 2014 filed with the SEC on November 12, 2014;

•	Our Current Report on Form 8-K filed with the SEC on July 15, 2014;

•	Our Current Report on Form 8-K filed with the SEC on July 24, 2014;

•	Our Current Report on Form 8-K filed with the SEC on August 7, 2014;

•	Our Current Report on Form 8-K/A filed with the SEC on September 4, 2014;

•	Our Current Report on Form 8-K filed with the SEC on September 5, 2014;

•	Our Current Report on Form 8-K filed with the SEC on September 9, 2014;

•	Our Current Report on Form 8-K filed with the SEC on September 29, 2014;

•	Our Current Report on Form 8-K filed with the SEC on October 2, 2014;

•	Our Current Report on Form 8-K filed with the SEC on October 27, 2014;

•	Our Current Report on Form 8-K filed with the SEC on October 29, 2014;

•	Our Current Report on Form 8-K filed with the SEC on October 30, 2014;

•	Our Current Report on Form 8-K filed with the SEC on November 6, 2014;

•	Our Current Report on Form 8-K filed with the SEC on November 12, 2014;

•	Our Current Report on Form 8-K filed with the SEC on November 17, 2014;

•	Our Current Report on Form 8-K filed with the SEC on November 28, 2014;

•	Our Current Report on Form 8-K filed with the SEC on December 3, 2014;

•	Our Current Report on Form 8-K filed with the SEC on December 10, 2014;

•	Our Current Report on Form 8-K filed with the SEC on December 18, 2014;

•	Our Current Report on Form 8-K filed with the SEC on December 24, 2014;

•	Our Current Report on Form 8-K filed with the SEC on January 15, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 16, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 16, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 21, 2015;

•	Our Current Report on Form 8-K filed with the SEC on January 23, 2015;

•	Our Definitive Information Statement on Schedule 14C filed with the SEC on December 3, 2014;

•	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on April 24, 2014 (File No. 001-35620); and

•
all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.
Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Tom McLean, General Counsel, Viggle Inc., 902 Broadway, 11th Floor, New York, New York 10010. Our telephone number is (212) 231-0092. Our website is located at www.viggle.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

$40,000,000

Common Stock
Preferred Stock
Warrants
Units

Viggle Inc.

Prospectus

           , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$4,648
Printing and engraving expenses	10,000
Legal fees and expenses	25,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	10,000
Miscellaneous expenses	15,000

Total	$74,648

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of a Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation provide that we will indemnify and hold harmless any of our officers, directors, employees or agents and reimburse such persons for any and all judgments, fines, liabilities, amounts paid in settlement and expenses, including attorney’s fees, incurred directly or indirectly in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, for which such persons served in any capacity at the request of us, to which such person is, was or is threatened to be made a party by reason of the fact that such person is, was or becomes a director, officer, employee or agent of us; provided that, (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of us, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (ii) no indemnification is payable if a court having jurisdiction determined such indemnification to be unlawful.  Additionally, no indemnification will be made in respect of any claim, issue or matter as to which such person was determined to be liable to us, unless and only to the extent that the court in which the action was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

We do not believe that such indemnification affects the capacity of such person acting as our officer, director or control person.

In the underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder, the underwriters will agree to indemnify, under certain conditions, us, our directors, certain of our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable

Item 16. Exhibits.

Exhibit
Number	Description of Document

1.1	Form of Underwriting Agreement.*
3.1
Certificate of Incorporation (incorporated by reference to Exhibit D to the registrant's Proxy Statement on Schedule 14D filed on August 16, 1994. Amendments thereto are incorporated by reference to the registrant's Current Report on Form 8-K filed on February 16, 2011 and to the registrant's Current Report on Form 8-K filed on June 7, 2012). The Certificate of Designations of the Series C Convertible Redeemable Preferred Stock is incorporated by reference to Exhibit 3.1 to the registrant's Current Report on Form 8-K filed on October 27, 2014.

3.2	By-Laws (incorporated by reference to the registrant's Exhibit E to Proxy Statement on Schedule 14A filed on August 16, 1994).
4.1	Form of Certificate of Designation.*
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement.*
4.4	Form of Warrant Certificate.*
4.5	Form of Unit Agreement.*
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of BDO USA, LLP
23.2	Consent of BDO USA, LLP
23.3	Consent of Moss Adams LLP
23.4	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	Unaudited pro forma combined financial statements

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 9, 2015.

Viggle Inc.
By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman Chief Executive Officer (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F.X. Sillerman, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-3 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert F.X. Sillerman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 9, 2015
Robert F.X. Sillerman

/s/ John C. Small	Chief Financial Officer (Principal Financial and Accounting Officer)
John C. Small		February 9, 2015

/s/ Mitchell J. Nelson
Mitchell J. Nelson	Director	February 9, 2015

/s/ Peter Horan
Peter Horan	Director	February 9, 2015

/s/ Michael Meyer
Michael Meyer	Director	February 9, 2015

/s/ John D. Miller
John D. Miller	Director	February 9, 2015

/s/ Harriet Seitler
Harriet Seitler	Director	February 9, 2015

/s/ Birame N. Sock
Birame N. Sock	Director	February 9, 2015